UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2021

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)

001-39412		82-1518164
(Commission File Number)		(IRS Employer Identification No.)

211 New Edition Court, Suite 211, Cary, North Carolina, 27511

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 888-455-6040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FTHM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       Appointment of Ravila Gupta to the Board

On March 1, 2021, the board of directors (the “Board”) of Fathom Holdings Inc. (the “Company”) appointed Ravila Gupta as a member of the Board, effective immediately. Ms. Gupta will serve as a director until the 2021 Annual Meeting of Shareholders or until her successor is duly elected and qualified.

Ms. Gupta, age 57, has over 10 years of executive experience in corporate managerial roles. Since April 2020, Ms. Gupta has served as President and Chief Executive Officer of Bagchi Group, Inc., a private company providing business strategy, financial services, and board and executive coaching support to businesses. From April 2017 to April 2020, Ms. Gupta served as President and Chief Executive Officer of Council for Entrepreneurial Development, a non-profit organization dedicated to the development of entrepreneurs and their businesses, and from July 2012 to April 2017, Ms. Gupta served as President of Umicore USA Inc, a global materials technology and recycling group.

Ms. Gupta currently serves in an advisory board role at Primo Partners LLC, a real estate and Ben & Jerry’s franchise development company, and previously served in an advisory role from October 2019 to December 2020 at Bennett Aerospace, Inc., an engineering and development company.

Ms. Gupta received a B.E. in 1985 and a M.E. in 1987 from McGill University. She received her J.D. from North Carolina Central in 2000.

The Board believes that Ms. Gupta’s background in executive management qualifies her to serve as one of our directors.

There are no arrangements or understandings between Ms. Gupta and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Ms. Gupta and any of the Company’s other directors or executive officers. As a non-employee director of the Company, Ms. Gupta will receive the same cash and equity compensation as each of the Company’s other non-employee directors.

There are no related party transactions between Ms. Gupta and the Company, and the Board believes that Ms. Gupta satisfies the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market listing and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Item 8.01         Other Events.

On March 2, 2021, the Company issued a press release announcing that the Company, through its wholly owned subsidiary IntelliAgent, LLC, had completed its purchase of substantially all of the assets of Naberly Inc. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 3, 2021, the Company issued a press release to report the appointment of the Ms. Gupta. A copy of the release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit	Description

99.1	Press release of Fathom Holdings Inc. dated March 2, 2021.

99.2	Press release of Fathom Holdings Inc. dated March 3, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM HOLDINGS INC.

Date: March 3, 2021	/s/ Marco Fregenal
Marco Fregenal
President and Chief Financial Officer